SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  September 17, 1997



                         Seafield Capital Corporation
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            (Exact name of registrant as specified in its charter)

       Missouri                   0-16946                   43-1039532
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     (State of other     (Commission File Number)        (IRS Employer
     jurisdiction of                                    Identification
     incorporation)                                         Number)


     5000 W. 95th Street, Suite 260
     P. O. Box 7568
     Shawnee Mission, KS                                     66207
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     (Address of principal executive offices)              (Zip code)


                               (913)  652-1000
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            (Registrant's telephone number, including area code)


     2600 Grand Blvd., Suite 500  P.O. Box 410949  Kansas City, MO  64141
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                       (Registrant's former address)





Item 5.  Other Events.

On September 17, 1997, the Registrant issued the following news release:

"Seafield Capital Corporation (Seafield) announced today the filing of a Proxy Statement for a special shareholder's meeting on October 15, 1997 to vote on changing Seafield's name to Lab Holdings, Inc.

Seafield believes that the name should be changed to better identify the company with its primary asset, an 82% ownership of LabOne, Inc.
(LabOne), reflecting the company's recently narrowed focus on the clinical and insurance laboratory testing businesses of LabOne.

In keeping with the recent reduction in the company's assets and the narrowed focus of its holdings, the Board of Directors has been reduced to four (4) members. After this change, there will be no directors serving on both the Seafield and LabOne Boards of Directors. The Seafield Board will consist of Messrs. Lan C. Bentsen, Steven K.
Fitzwater, P. Anthony Jacobs and John H. Robinson, Jr.    Messrs. W.
Thomas Grant, II, W. D. Grant and James R. Seward will remain on the LabOne Board of Directors.

In addition, while the company has a President (P. Anthony Jacobs) and Secretary (Steven K. Fitzwater), the company now has no salaried employees. All administrative functions of the company formerly performed by company personnel will be provided on a contract basis.

Seafield is appreciative to the former directors for their valuable contributions to the company. Based on the September 17, 1997 closing prices, total shareholder value, consisting of Seafield stock and the shares of SLH Corporation and Response Oncology, Inc. recently distributed to shareholders, is approximately $76 per Seafield share (up from $38.75 at December 31, 1996)."

Those directors resigning their positions to allow for a smaller board in connection with the recent reduction of the company's assets and narrowed focus of its holdings were: John C. Gamble, W. D. Grant, W. T. Grant II, Michael E. Herman, David W. Kemper, James R. Seward and Dennis R. Stephen. These resignations were effective September 17, 1997. In addition,
Steven K. Fitzwater, the company's Vice President, Chief Financial and Accounting Officer and Secretary, has been appointed to the Board of Directors.





                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                           Seafield Capital Corporation



     Date:  September 18, 1997             By: /s/ Steven K. Fitzwater
                                               ---------------------------
                                               Steven K. Fitzwater
                                               Vice President, Chief Financial
                                               Officer and Secretary